EXHIBIT 99.1(a)



                     ANNUAL CERTIFICATEHOLDERS' STATEMENT                  1.

                      GENERAL ELECTRIC CAPITAL CORPORATION

                     ---------------------------------------

                          JCP MASTER CREDIT CARD TRUST
                     ---------------------------------------

                         8.95% ASSET BACKED CERTIFICATES
                                    SERIES B
                               CUSIP NO. 466115AB8


         Under Section 5.2 of the Master Pooling and Servicing Agreement dated as of September 5, 1988, as amended by Amendment No. 1 dated as of October 15, 1997 and Amendment No. 2 dated as of October 15, 1999 and as supplemented by the Series A, Series B, Series C, Series D and Series E Supplements thereto (as so amended and supplemented, the "Pooling and Servicing Agreement"), by and among JCP Receivables, Inc., J.C.Penney Company, Inc. ("JCPenney"), as Servicer and The Fuji Bank and Trust Company (the "Trustee"), General Electric Capital Corporation (as the successor and assign of JCPenney pursuant to the Assignment and Assumption Agreement dated as of December 6, 1999) is required to prepare certain information for each Series in aggregate for the year regarding current distributions to Certificateholders of such Series and the performance of the JCP Master Credit Card Trust (the "Trust") during the year of 1999. The information which is required to be prepared with respect to the performance of the Trust during the year of 1999, (January 1, 1999 through December 31, 1999) is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate of this Series (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

         A.       Information Regarding the Aggregate Annual Distributions
                  (Stated on the Basis of $1,000 Original Certificate Principal
                  Amount) for this Series.
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                  1.       The total amount of the distribution to
                           Certificateholders per $1,000 original Certificate
                           Principal amount ...................................        $       867.65

                  2.       The amount of the distribution set forth in paragraph
                           1 above allocable to Certificate Principal, per
                           $1,000 original Certificate Principal amount........        $       805.52


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                  3.       The amount of the distribution set forth in paragraph
                           1 above allocable to Certificate Interest, per $1,000
                           original Certificate Principal amount...............        $        62.14

B.       Information Regarding the Performance of the Trust.
         ---------------------------------------------------

         1.       Collection of Principal Receivables
                  -----------------------------------

                  (a)      The aggregate amount of Collections of Principal
                           Receivables processed which were allocated in respect
                           of the Certificates of this Series..................        $  533,539,373

                  (b)      The Discounted Percentage in Respect of the
                           Collections of Principal Receivables set forth in
                           paragraph 1.(a)above................................                 0.00%

                  (c)      The net amount of Collections of Principal
                           Receivables processed which were allocated in respect
                           of the Certificates of this Series..................        $  533,539,373

         2.       Collection of Finance Charge Receivables
                  ----------------------------------------

                  (a)      The aggregate amount of Collections of Finance Charge
                           Receivables processed which were allocated in respect
                           of the Certificates of this
                           Series..............................................        $   53,814,952

                  (b)      The aggregate amount of Discount Option Receivable
                           Collections which were allocated in respect of the
                           Certificates of this Series.........................        $         0.00

                  (c)      The portion of Collections of Finance Charge
                           Receivables set forth in paragraph 2.(a) above which
                           were allocated in respect of the Certificates of
                           other Series........................................        $         0.00

                  (d)      The net amount of Collections of Finance Charge
                           Receivables which were allocated in respect of the
                           Certificates of this Series.........................        $   53,814,952


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         3.       Net Recoveries
                  --------------

                  The aggregate amount of Net Recoveries which were allocated in
                  respect of the Certificates of this Series...................        $         0.00


         4.       Principal Receivables in the Trust
                  ----------------------------------

                  (a)      The aggregate amount of Principal Receivables in the
                           Trust as of the end of the day on the last day of
                           1999 (which reflects the Principal Receivables
                           represented by the JCPR Amount and by the Aggregate
                           Investor Amount)....................................        $1,666,653,368

                  (b)      The amount of Principal Receivables in the Trust
                           represented by the Aggregate Investor Amount as of
                           the end of the day on the last day of 1999
                           ....................................................        $  860,754,636

                  (c)      The Aggregate Investor Amount set forth in paragraph
                           4(b) above as a percentage of the aggregate amount of
                           Principal Receivables set forth in paragraph 4(a)
                           above as of the end of the day on the last day of
                           1999................................................                51.65%


                  (d)      The Aggregate Investor Amount for this Series as a
                           percentage of the aggregate amount of Principal
                           Receivables in the Trust as set forth in paragraph
                           4(a) above..........................................                 4.08%

         5.       Delinquent Balances
                  -------------------

                  The aggregate amount of outstanding balances in the Accounts in the Trust which were delinquent as of the end of the day on the last day of 1999:

                                                          Aggregate
                                                           Account
                                                           Balance
                                                           -------

                 (a) 1 month: ........................   $29,216,674
                 (b) 2 months: .......................    14,070,333
                 (c) 3 months: .......................    10,826,898
                 (d) 4 months: .......................     8,009,031
                 (e) 5 months: .......................           282
                 (f) 6 or more months: ...............             0

                                                 Total: $ 62,123,218


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                 6.         Investor Default Amount
                            -----------------------

                           The aggregate amount of the Investor Default Amount
                           which was allocated in respect of the Certificates of
                           this Series for 1999................................        $   12,678,331

                  7.       Investor Charge Offs; Reimbursement of Charge Offs
                           --------------------------------------------------

                           (a)      The aggregate amount of Investor Charge Offs
                                    which was allocated in respect of the
                                    Certificates of this Series for
                                    1999.......................................        $         0.00

                           (b)      The amount of the Investor Charge Offs set
                                    forth in paragraph 7(a) above, per $1,000
                                    original Certificate Principal amount (which
                                    will have the effect of reducing pro rata,
                                    the amount of each Certificateholder's
                                    investment) allocated to this Series for
                                    1999.......................................        $         0.00

                           (c)      The aggregate amount reimbursed to the Trust
                                    in 1999 from drawings under the Letter of
                                    Credit in respect of Investor Charge Offs in
                                    prior months...............................        $         0.00

                           (d)      The amount set forth in paragraph 7(c)
                                    above, per $1,000 original Certificate
                                    Principal amount (which will have the effect
                                    of increasing, pro rata, the amount of each
                                    Certificateholder's investment) allocated to
                                    this Series................................        $         0.00

                  8.       Investor Annual Servicing Fee
                           -----------------------------

                           The aggregate amount of the Investor Monthly
                           Servicing Fee for this Series for 1999 payable by the
                           Trust to the Servicer...............................        $    1,822,521

                  9.       Investor Annual Facility Fee
                           ----------------------------

                           The aggregate amount of the Investor Monthly Facility
                           Fee for this Series for 1999 payable by the Trust to
                           JCPR................................................        $    3,037,531


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                  10.      Available L/C Amount
                           --------------------

                           The Available L/C Amount as of the close of business
                           on the last day of 1999 specified above for this
                           Series..............................................        $   17,500,000





C.       The Pool Factor.
         ---------------

                           The Pool Factor (which represents the ratio of the
                           Adjusted Investor Amount for this Series as of the
                           end of the last day of 1999 to the applicable Initial
                           Investor Amount). (The amount of a
                           Certificateholder's pro rata share of the Investor
                           Amount can be determined by multiplying the original
                           denomination of the Holder's Certificate by the Pool
                           Factor).............................................              0.194491

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                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      as Servicer





                                      By: /s/ Michael W. Towe
                                         --------------------------------------
                                         Title: Attorney-in-Fact


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